UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Stillwater Mining Company

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On April 3, 2013, a new link was added to the website http://www.supportstillwater.com/ which links to the letter set forth below.

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DATE	
04/03/13	Good Neighbor Councils Letter of Support

Copyright © 2013 Stillwater Mining Company | Important Information

4/2/2013

To: Mr. Frank McAllister and the Board and Management of Stillwater Mining Company

The success of the Good Neighbor Agreement (GNA) is proof that strong environmental protection and cooperation with local communities make good economic sense. The mines on the Stillwater and East Boulder rivers are dynamic and expanding ventures which must address constantly changing conditions on the ground and in the marketplace. The current Board and management of Stillwater Mining Company (SMC) have shown that natural resource development can occur in a responsible, sustainable, and environmentally proactive manner while remaining profitable. A transparent and cooperative relationship with members of the local community also reduces the risks to the company of legal conflict and delays. It pays to be good neighbors.

In 1999, after years of litigation and conflict, Northern Plains Resource Council and its affiliates, Cottonwood Resource Council and Stillwater Protective Association (Councils), entered into year-long negotiations with SMC which resulted in the signing of the GNA. This Agreement is a legally binding contract between the Councils and SMC which establishes limits and performance standards on certain activities related to the Stillwater Mine near Nye, Montana, and the East Boulder Mine near Big Timber, Montana.

The terms established in the GNA bind all successors, and are specific and measurable, including:

•	comprehensive busing and traffic reduction programs at each mine;

•	water quality and biological monitoring requirements that are stricter than state standards;

•	no mine sponsored housing (man camps) outside of the city limits of Big Timber, Absarokee, or Columbus;

•	conservation easements that limit subdivisions on company owned private land;

•	an independent, third party technical consultant paid for by the company to inform the Councils about the complex technical issues of mining;

•	direct input and comments from the Councils on draft permit applications before the application is sent to the Federal and State Agencies;

•	regular meetings between SMC and the Councils to implement terms of the agreement

In 2005, the parties went through the document word for word and amended the terms to adopt the lessons learned during the first five years. While we got most of the bugs worked out, at times, we still strongly disagree with each other and must rely upon provisions in the GNA to arrive at a consensus as to how to move forward. One of the most important consequences of this long term relationship is a mutual trust that each party is working in good faith. We bring our disagreements to the table, say what we think, and ultimately find a solution.

The GNA provides a stable and predictable business environment in which the standards of performance are clear and the lines of communication are open. The Councils appreciate and respect the commitment shown by the current leadership of SMC over the last twelve years to implement and promote the GNA. The Councils encourage shareholders of SMC to vote in support of the current Board and management.

Cottonwood Resource Council

Jerry Iverson

Paul Hawks

Stillwater Protective Association

Charles Sangmeister

John Beers